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                                                                    EXHIBIT 23.6


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I hereby consent to the use of my name and any references to me as a person expected to be appointed as a director of Westlake Chemical Corporation, a Delaware corporation (the "Company"), in the Registration Statement of the Company on Form S-1, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


        Dated: July 16, 2004

                                               /s/ RUTH I. DREESSEN
                                               ---------------------------------
                                                   Ruth I. Dreessen